UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 3, 2009

Date of Report (Date of earliest event reported)

Nano Mask, Inc.

(Exact name of registrant as specified in its charter)

(formerly Emergency Filtration Products, Inc.)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708D Industrial Park Drive, Manteca, CA	95337
(Address of principal executive offices)	(Zip Code)

(209) 249-4325

Registrant's telephone number, including area code

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 3, 2009, Nano Mask, Inc. (formerly Emergency Filtration Products, Inc.) (the “Company”)  announced that Edward Suydam and Marc Khan, both members of the Company’s board of directors, have been appointed as officers.  Mr. Suydam has been appointed as Chief Operating Officer and Mr. Khan has been appointed as Chief Medical Officer.

Edward J. Suydam has been a managing member of Buildex, LLC in New York since November 2007.  Prior to that thime, from May 1992 to November 2007 he was president of S & S Builders Corporation of New York.  Mr. Suydam’s professional career has been in construction and construction management.

Dr. Marc L. Kahn has been a radiologist with the Clarkson Medical Group in Michigan since May 2007.  Prior to that time, from September 1994 to May 2007, he was a radiologist with Diagnostic Radiology Associates in Michigan.  Mr. Kahn earned a BA from Albion College (1977) and an MD from Wayne State Medical School (1981).  He did his residency in radiology at Sinai Hospital (1989) and a fellowship at Columbia Presbyterian (1995).

The full text of the press release announcing Mr. Suydam’s and Mr. Kahn’s appointments is attached to this filing as an exhibit.

Item 8.01 Other Events

The Company previously announced that a majority of its shareholders voted to change the Company’s name to Nano Mask, Inc. The Company is pleased to announce that its stock will be quoted under the symbol NANM on the Pink Sheets as of the opening of trading on Thursday, June 4, 2009.

Item 9.01 Financial Statements and Exhibits

Exhibit 99

Press release dated June 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 4, 2009

Nano Mask, Inc. (formerly Emergency Filtration Products, Inc.)

By:  /S/ Douglas Heath

Douglas Heath, Chief Executive Officer